EXHIBIT 99.1

For More Information:                                     For Immediate Release:
Ronald A. Miller                                          April 17, 2003
Senior Vice President and Chief Financial Officer
585-786-1102

           Financial Institutions, Inc. Reports First Quarter Earnings

WARSAW, N.Y. -- Financial Institutions, Inc. (NASDAQ:FISI) today reported that first quarter 2003 net income was $4,296,000 compared to $6,657,000 for the first three months of 2002. Diluted earnings per share were $0.35 for the first quarter of 2003 compared to $0.56 for the 2002 period. Included in first quarter 2003 results was a provision for loan losses of $3,298,000, which represents an increase of $2,291,000 over the $1,007,000 provision for loan losses for the first quarter of 2002. The three month period ending March 31, 2003 also included an impairment charge of $489,000 for a partnership investment carried by the Company's National Bank of Geneva (NBG) subsidiary and expenses of $232,000 for professional services related to organizational governance and credit administration issues at NBG. The first quarter of 2003 also included a charge of $674,000 relating to incurred separation costs of former management.

Peter G. Humphrey, President and CEO of Financial Institutions, Inc. (FII), said: "First quarter 2003 results were adversely affected by further declines in credit quality principally at NBG. As previously indicated, the Company has committed additional resources toward management of the Company's nonperforming assets and strengthening the credit administration function. Actions toward resolving outstanding credit issues are well underway and we are expecting timely, efficient resolution. Absent the credit issues at NBG the Company's core earnings remain strong. We remain focused on the execution of our strategic plan and the Company's long term growth strategy."

Nonperforming assets at March 31, 2003 were $40.4 million compared to $38.4 million at December 31, 2002 and $11.6 million at March 31, 2002. The increase in nonperforming assets was principally


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in commercial loans at NBG. Humphrey stated, "The economy remains soft which has affected the cash flows of some of our borrowers. In addition, the dairy industry has experienced an extended period of low milk prices. Milk prices have stabilized, however we have restructured loans to a few borrowers who are experiencing the most difficulty. We have identified our problem assets and have resources in place to manage those assets. We expect improvement in the existing problem loans over the next several quarters."

Net loan charge-offs were $1,524,000 for the first quarter of 2003 or 0.46% of average loans compared to $598,000 or 0.20% of average loans in the same period last year. The increase in loan charge-offs relates primarily to NBG where $1,159,000 of commercial and commercial mortgages were charged-off during the first quarter of 2003. The ratio of nonperforming assets to total loans and other real estate was 3.01% at March 31, 2003 compared to 2.90% at December 31, 2002 and 0.99% a year ago. The ratio of the allowance for loan losses to nonperforming loans was 60% at March 31, 2003, compared to 58% at December 31, 2002 and 186% the previous year. The ratio of the allowance for loan losses to total loans increased to 1.75% at March 31, 2003 compared to 1.64% at year end 2002 and 1.65% a year ago.

In the first quarter of 2003, net interest income increased 4.0% to $18,841,000 compared to $18,077,000 in the first quarter of 2002. Net interest margin was 4.01% for the first quarter of 2003 a drop of 52 basis points from the 4.53% level for the same period last year. Growth in average earning assets of $296 million, or 17%, offset the fall in net interest margin and produced the increased revenue. The growth in average earning assets reflects average increases of $132 million in the Company's investment portfolio and $158 million in loans. The decline in net interest margin reflects the effects of the increase in nonaccrual loans combined with overall spread compression associated with yields generated on incremental asset growth relative to related funding costs in a period of historically low market interest rates.



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

Noninterest income increased 24% in the first quarter of 2003 to $6,102,000 from $4,937,000 for the first quarter of 2002. Security gains in the first quarter of 2003 were $291,000 compared to a loss of $196,000 in the first quarter of 2002. Growth in deposits and related activity resulted in service charges on deposits increasing $328,000 to $2,655,000 for the three months ending March 31, 2003 compare to $2,327,000 for the same period a year ago.

Noninterest expense for the first quarter of 2003 totaled $15,576,000 compared with $12,100,000 for the first quarter of 2002. As previously discussed $1,395,000 of the increase related to three specific matters: $232,000 of the increase was from professional fees related to NBG organizational governance and credit administration issues, $489,000 from an impairment charge, and $674,000 from separation costs. The remaining increase is from compensation cost from additional staffing of the credit administration function and costs associated with the Company's expansion and growth of its products and delivery channels. These additional costs are the principal factor in an increase in the Company's efficiency ratio to 58.95%, compared to 48.69% for the same period a year ago. Humphrey said, "Our strategic plan has identified opportunities for expansion into markets where we believe our brand of banking will allow us to achieve significant market share. During 2002 we opened offices in six new locations and expect to open in three more locations in 2003. As we invest in the future the costs associated with that expansion and related support structure have contributed to an increase in our efficiency ratio. I am confident that our efficiency ratio will improve as these new offices come on line and our credit costs decline as we work through our problem loans."

At March 31, 2003 the Company had total assets of $2.203 billion, an increase of 17% from $1.884 billion at March 31, 2002. Total loans at quarter end were $1.339 billion, an increase of $161 million, or 14%, over the same period last year. Total deposits were $1.821 billion at the recent quarter-end, compared with $1.521 billion a year earlier. Total shareholders' equity increased 19%


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to $182 million at March 31, 2003 from $153 million a year earlier. Book value per common share at March 31, 2003 was $14.75, an increase of 20% from $12.26 at March 31, 2002.

FII is the financial holding company parent of Wyoming County Bank, The National Bank of Geneva, Bath National Bank, and First Tier Bank and Trust. The four banks provide a wide range of consumer and commercial banking services to individuals, municipalities, and businesses through a network of 46 offices and 65 ATMs in Western and Central New York State. FII's Financial Services Group also provides diversified financial services to its customers and clients, including brokerage, trust, insurance and employee benefits and compensation consulting. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to the Company's filings with the Securities and Exchange Commission for a summary of important factors that could affect the Company's forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.


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

                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                        Consolidated Statement of Income
                (Dollars in thousands, except per share amounts)

                                                      For the three months ended
                                                               March 31,
                                                               ---------
                                                          2003          2002        $ Change     % Change
                                                         -------      --------      --------     --------
Interest income                                          $28,527      $ 28,560       $   (33)        --%
Interest expense                                           9,686        10,483          (797)        (8)%
                                                         -------      --------       -------       ----
Net interest income                                       18,841        18,077           764          4%
Provision for loan losses                                  3,298         1,007         2,291        228%
                                                         -------      --------       -------       ----
Net interest income after provision for loan losses       15,543        17,070        (1,527)        (9)%

Noninterest income:
  Service charges on deposits                              2,655         2,327           328         14%
  Financial services group fees and commissions            1,374         1,305            69          5%
  Mortgage banking activities                                785           943          (158)       (17)%
  Gain (loss) on sale and call of securities                 291          (196)          487        248%
  Other                                                      997           558           439         79%
                                                         -------      --------       -------       ----
    Total noninterest income                               6,102         4,937         1,165         24%

Noninterest expense:
  Salaries and employee benefits                           8,881         6,921         1,960         28%
  Other                                                    6,695         5,179         1,516         29%
                                                         -------      --------       -------       ----
    Total noninterest expense                             15,576        12,100         3,476         29%

Income before income taxes                                 6,069         9,907        (3,838)       (39)%
Income taxes                                               1,773         3,250        (1,477)       (45)%
                                                         -------      --------       -------       ----

Net income                                                 4,296         6,657        (2,361)       (35)%

Preferred stock dividends                                    374           374            --         --%
                                                         -------      --------       -------       ----

Net income available to common shareholders              $ 3,922      $  6,283       $(2,361)       (38)%
                                                         =======      ========       =======       ====

Taxable-equivalent net interest income                   $19,978      $ 19,229       $   749          4%
                                                         =======      ========       =======       ====


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

Per common share data:
  Net income - basic                                    $      0.35     $      0.57       $     (0.22)        (39)%
  Net income - diluted                                  $      0.35     $      0.56       $     (0.21)        (38)%
  Cash dividends declared                               $      0.16     $      0.13       $      0.03          23%
  Book value                                            $     14.75     $     12.26       $      2.49          20%

Common shares outstanding:
  Weighted average shares - actual                       11,107,014      11,013,548
  Weighted average shares - diluted                      11,212,507      11,217,430
  Period end actual                                      11,109,664      11,009,761

Performance ratios, annualized
  Return on average assets                                     0.82%           1.47%
  Return on average common equity                              9.72%          18.83%
  Net interest margin (tax-equivalent)                         4.01%           4.53%
  Efficiency ratio                                            58.95%          48.69%

Asset quality data:
  Loans past due over 90 days                           $     1,308     $       742
  Restructured loans                                          2,940              --
  Nonaccrual loans                                           34,798           9,758
  Other real estate owned                                     1,316           1,125
                                                        -----------     -----------
  Total nonperforming assets                            $    40,362     $    11,625
                                                        ===========     ===========

Asset quality ratios:
  Nonperforming loans to total loans                           2.92%           0.89%
  Nonperforming assets to total loans and ORE                  3.01%           0.99%
  Net loan charge-offs to average loans (annualized)           0.46%           0.21%
  Allowance for loan losses to total loans                     1.75%           1.65%
  Allowance for loan losses to nonperforming loans               60%            186%

Capital ratios:
  Average common equity to average total assets                7.67%           7.39%
  Leverage ratio                                               6.83%           7.10%
  Tier 1 risk-based capital ratio                              9.72%          10.02%
  Risk-based capital ratio                                    10.98%          11.45%


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

                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                 Consolidated Statements of Financial Condition
                             (Dollars in thousands)

                                                                 March 31,
                                                                 ---------
                                                           2003              2002           $ Change      % Change
                                                        -----------       -----------       ---------     --------
ASSETS
Cash, due from banks and interest-bearing deposits      $    48,828       $    46,316       $   2,512          5%
Federal funds sold                                           59,693            23,404          36,289        155%
Investment securities                                       665,022           547,545         117,477         21%

Loans                                                     1,339,122         1,178,334         160,788         14%
  Allowance for loan losses                                 (23,434)          (19,483)         (3,951)        20%
                                                        -----------       -----------       ---------       ----
    Loans, net                                            1,315,688         1,158,851         156,837         14%

Goodwill                                                     40,621            36,709           3,912         11%
Other assets                                                 73,646            71,401           2,245          3%
                                                        -----------       -----------       ---------       ----

    Total assets                                        $ 2,203,498       $ 1,884,226       $ 319,272         17%
                                                        ===========       ===========       =========       ====

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Demand                                                    233,170           204,539          28,631         14%
  Savings, money market, and int-bearing checking           826,776           687,678         139,098         20%
  Certificates of deposit                                   760,662           628,982         131,680         21%
                                                        -----------       -----------       ---------       ----
    Total deposits                                        1,820,608         1,521,199         299,409         20%

Short-term borrowings                                        63,230            95,903         (32,673)       (34)%
Long-term borrowings                                         94,991            75,380          19,611         26%
Guaranteed preferred beneficial interests in
  Corporation's junior subordinated debentures               16,200            16,200              --         --%
Other liabilities                                            26,898            22,800           4,098         18%
                                                        -----------       -----------       ---------       ----

  Total liabilities                                       2,021,927         1,731,482         290,445         17%

Shareholders' equity:
  Preferred equity                                           17,742            17,752             (10)        --%
  Common equity                                             163,829           134,992          28,837         21%
                                                        -----------       -----------       ---------       ----
    Total shareholders' equity                              181,571           152,744          28,827         19%
                                                        -----------       -----------       ---------       ----
    Total liabilities and shareholders' equity          $ 2,203,498       $ 1,884,226       $ 319,272         17%
                                                        ===========       ===========       =========       ====


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

                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
             Consolidated Average Statements of Financial Condition
                             (Dollars in thousands)

                                                                  March 31,
                                                                  ---------
                                                            2003              2002          $ Change        % Change
                                                        -----------       -----------       ---------       --------
ASSETS
Cash, due from banks and interest-bearing deposits      $    42,967       $    40,271       $   2,696              7%
Federal funds sold                                           33,051            27,430           5,621             20%
Investment securities                                       640,174           508,404         131,770             26%

Loans                                                     1,329,989         1,171,649         158,340             14%
  Allowance for loan losses                                 (21,963)          (19,286)         (2,677)            14%
                                                        -----------       -----------       ---------        -------
    Loans, net                                            1,308,026         1,152,363         155,663             14%

Goodwill                                                     40,602            36,713           3,889             11%
Other assets                                                 70,045            66,416           3,629              5%
                                                        -----------       -----------       ---------        -------

    Total assets                                        $ 2,134,865       $ 1,831,597       $ 303,268             17%
                                                        ===========       ===========       =========        =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Demand                                                    228,493           208,533          19,960             10%
  Savings, money market, and int-bearing checking           799,110           642,108         157,002             24%
  Certificates of deposit                                   724,365           623,702         100,663             16%
                                                        -----------       -----------       ---------        -------
    Total deposits                                        1,751,968         1,474,343         277,625             19%

Short-term borrowings                                        60,512            89,600         (29,088)           (32)%
Long-term borrowings                                        102,239            76,668          25,571             33%
Guaranteed preferred beneficial interests in
  Corporation's junior subordinated debentures               16,200            16,200              --             --%
Other liabilities                                            22,489            21,703             786              4%
                                                        -----------       -----------       ---------        -------

  Total liabilities                                       1,953,408         1,678,514         274,894             16%

Shareholders' equity:
  Preferred equity                                           17,742            17,752             (10)            --%
  Common equity                                             163,715           135,331              21%        28,384
                                                        -----------       -----------       ---------        -------
    Total shareholders' equity                              181,457           153,083          28,374             19%
                                                        -----------       -----------       ---------        -------

    Total liabilities and shareholders' equity          $ 2,134,865       $ 1,831,597       $ 303,268             17%
                                                        ===========       ===========       =========        =======


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